EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders

We consent to the incorporation by reference in the registration statement of T Bancshares, Inc. on Form S-8 of our report dated March 31, 2015, on our audit of the consolidated financial statements of T Bancshares, Inc., as of December 31, 2014, and for the year ended December 31, 2014, which report is incorporated by reference in this Annual Report on Form 10-K.

/s/WHITLEY PENN LLP

Dallas, TX
March 31, 2015